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                                                                    EXHIBIT 99.3

                                 AMENDMENT NO. 1
                                     TO THE
                            ADVISORY AGREEMENT AMONG
                               AEGIS REALTY, INC.,
                   AEGIS REALTY OPERATING PARTNERSHIP, LP AND
                                RELATED AEGIS LP

         This AMENDMENT NO. 1 dated as of September 13, 2001 ("AMENDMENT NO. 1") to the advisory agreement among Aegis Realty, Inc., a Maryland corporation (the "Company"), Aegis Realty Operating Partnership, LP, a Delaware limited partnership (the "OP"), and Related Aegis LP, a Delaware limited partnership (the "Advisor"), dated as of October 1, 1997 (the "Agreement"), is entered into, by and among the undersigned. Capitalized terms used but not defined shall have the meaning assigned to such terms in the Agreement.

                              W I T N E S S E T H :

         WHEREAS, the Company is a Maryland corporation created in accordance with applicable provisions of the Maryland General Corporation Law, as amended from time to time (the "Maryland GCL"); and

         WHEREAS, the purposes of the Company are, as determined from time to time by the board of directors (the "Board of Directors") of the Company, to engage in any lawful business or activity for which a corporation may be created under the Maryland GCL; and

         WHEREAS, the Company is the general partner of the OP; and

         WHEREAS, the Company, on its own behalf, and as general partner of the OP, retained the Advisor as the advisor of the Company and the OP, to perform the services set forth in the Agreement; and

         WHEREAS, the Agreement expires on October 1, 2001; and

         WHEREAS, the Company, on its own behalf and as general partner of the OP, desires to continue to avail itself of the experience, sources of information, advice and assistance of the Advisor and to have the Advisor undertake the duties and responsibilities set forth in the Agreement, on behalf of and subject to the supervision of the Board of Directors, as provided therein; and

         WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors, on the terms and conditions set forth in the Agreement; and

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         WHEREAS, the Company, on its own behalf and as general partner of the
OP, and the Advisor, mutually desire to (i) increase the limitations on reimbursements to the Advisor, and (ii) extend the Agreement for one (1) year;

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Article 15 of the Agreement is hereby deleted and replaced in its entirety with the following:

                           LIMITATIONS ON REIMBURSEMENTS. The sum of the amounts reimbursed to the Advisor by the OP pursuant to
                           Section 14(b) above shall not exceed $283,462 per annum, subject to (i) annual increases commencing on December 31, 2001 and each year thereafter based upon increases in the Consumer Price Index for All Urban Consumers, N.Y., N.Y. -Northeastern N.J. (Base Year 1982-1984 = 100) specified for "All Items" as issued by the Bureau of Labor Statistics, U.S. Department of Labor (or comparable substitute index) and (ii) proportionately as the Total Invested Assets of the Company and the assets of the OP increase from time to time.

         2. The first paragraph of Article 17 of the Agreement is hereby amended as follows:

                           TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force and shall not be terminable by the Advisees for a period of one (1) year from October 1, 2001 (the "Term") and thereafter it may be renewed by the Advisees from year to year, subject to the approval of a majority of the Board of Directors. Notice of renewal shall be given in writing by the Advisees to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof.

         3. Except as otherwise amended herein, the Agreement remains unchanged and in full force and effect.

         4. This Amendment No. 1 shall be interpreted in accordance with the laws of the State of Maryland (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

         5. This Amendment No. 1 may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be executed as of the day and year first above written.


                                 AEGIS REALTY, INC.:


                                 By: /s/ Stuart J. Boesky
                                     --------------------
                                     Stuart J. Boesky
                                     President and Chief Executive Officer



                                 AEGIS REALTY OPERATING PARTNERSHIP:

                                 By:  AEGIS REALTY, INC., its General Partner


                                 By: /s/ Stuart J. Boesky
                                     --------------------
                                     Stuart J. Boesky
                                     President and Chief Executive Officer



                                 RELATED AEGIS LP

                                 By:  RELATED AEGIS, INC., its General Partner


                                 By:  /s/ Alan P. Hirmes
                                      ------------------
                                      Alan P. Hirmes
                                      Senior Vice President


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